Exhibit 24(b)(8.104)

THIRD AMENDMENT TO SERVICES AGREEMENT

This Third Amendment dated as of November 1, 2015 by and between Voya Retirement Insurance and Annuity Company ING Life Insurance and Annuity Company (formerly,  Aetna Life Insurance and Annuity Company) (“Voya Retirement”), Voya Institutional Plan Services, LLC  (formerly , ING Institutional Plan Services, LLC),  (“Voya Institutional”, Voya Financial Partners, LLC (formerly ING Financial Advisers, LLC) (“Voya Financial”) (collectively “Voya”), Goldman, Sachs & Co. (“Distributor”) and Goldman Sachs Trust (the “Fund”) is made to the Services Agreement dated as of May 1, 1999, as amended on September 1, 2004 and July 29, 2009.  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, the trust will be offering a new share class, Class R6, for certain Funds within the trust; and

WHEREAS, Class R6 Shares are sold at net asset value without a sales charge and are available only to Section 401(k) plans, Section 403(b) plans, Section 457, profit sharing plans, money purchase pension plans, tax-sheltered annuity plans, defined benefit pension plans, non-qualified deferred compensation plans and non-qualified pension plans or other employee benefit plans (including health savings accounts) or SIMPLE plans that are sponsored by one or more employers (including governmental or church employers) or employee organizations (“Employee Benefit Plans”);and

WHEREAS, such an Employee Benefit Plans must purchase Class R6 Shares through a plan level or omnibus account; and

WHEREAS, Voya Retirement is an insurance company that provides various recordkeeping and other administrative services to, certain plans under Sections 401, 403(b), 457 or 408 of the Internal Revenue Code of 1986, as amended (“Tax Code”), certain nonqualified deferred compensation arrangements, and custodial accounts under Section 403(b)(7) or 408 of the Tax Code (collectively, “Plans”); and

WHEREAS, the parties wish to make Class R6 shares available under the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.         To the extent any provision of the Agreement or Exhibit III thereto makes reference to share classes available for sale, that provision is hereby amended to include share class R6 as an available share class for eligible Plans in which such share class is offered as an investment option through an Employee Benefit Plan.  Class R6 shares shall be available for sale in accordance with the terms of the Funds’ prospectuses including the designation of Plans who are eligible to purchase Class R6 shares and the compensation if any to be paid to Voya for sales of such shares and the servicing of eligible Plans.

2.         In recognition of the reduced cost to Plans of Class R6 shares, Voya agrees notwithstanding any other provisions of the Agreement to provide to Plans purchasing Class R6 shares the same services at the same level of service as Voya provides other Plans under the terms of the Agreement without any compensation from the Fund or Distributor

3.         The terms and conditions of the Agreement remain in full force and effect except as amended above.

4.         Exhibit III to the Agreement is hereby deleted and replaced by Exhibit III attached hereto.

1

90380.1

IN WITNESS WHEREOF, each of the parties has caused this amendment to be executed by their duly authorized officer.

AETNA INVESTMENT SERVICES, INC.                           VOYA FINANCIAL PARTNERS, LLC

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

Date:  11/12/15

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

Date:  11/12/15

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

Date:  11/12/15

GOLDMAN, SACHS & CO.

By:  Signed; but, signature illegible.

Name: Not provided.

Title:  Not provided.

Date:  Not Provided.

GOLDMAN SACHS TRUST

By:  Signed; but, signature illegible.

Name: Not provided.

Title:  Not provided.

Date:  Not Provided.

2

90380.1

EXHIBIT III

AVAILABLE FUNDS

The Goldman Sachs Equity Funds (including Asset Allocation and Retirement Strategy Portfolio) (“Equity Funds”), Goldman Sachs Fixed Income Funds (including Income Strategies) (“Fixed Income Funds”)

APPLICABLE FEES

Fund and Share Class	Sub-Transfer Agent Fee	Service Fee[1]	Additional Fee[2]
Service Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Service Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
A Shares – Equity Funds	X.XX%	X.XX%	X.XX%
A Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
R Shares – Equity Funds	X.XX%	X.XX%	X.XX%
R Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
IR Shares – Equity Funds	X.XX%	X.XX%	X.XX%
IR Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Equity Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Class (FST Shares) – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Select Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%

3

90380.1

1 The Service Fee is paid out of the Fund assets.

2 The Additional Fee is paid from the profits of Goldman Sachs Asset Management, L.P.

Preferred Class – Financial Square Money Maket Funds	X.XX%	X.XX%	X.XX%
Capital Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Administration Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Service Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%

Exhibit III (continued)

The fees are as follows for the Plans invested in the Funds, which Voya provided administrative and record keeping services prior to the date of this amendment:

Fund and Share Class	Sub-Transfer Agent Fee	Service Fee[3]	Additional Fee[4]
Service Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Service Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
A Shares – Equity Funds	X.XX%	X.XX%	X.XX%
A Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Mid Cap Value Fund	X.XX%	X.XX%	X.XX%
Institutional Shares – Small Cap Value Fund; Growth Opportunities Fund; Large Cap Value Fund	X.XX%	X.XX%	X.XX%

4

90380.1

3 The Service Fee is paid out of the Fund assets.

4 The Additional Fee is paid from the profits of Goldman Sachs Asset Management, L.P.

Institutional Class (FST Shares) – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Select Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Preferred Class – Financial Square Money Maket Funds	X.XX%	X.XX%	X.XX%
Capital Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Administration Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Service Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%

5

90380.1